Exhibit 4.11

(Conformed)

LACLEDE GAS COMPANY

TO

MERCANTILE TRUST COMPANY

NATIONAL ASSOCIATION

Trustee

Fourteenth Supplemental Indenture

Dated as of October 26, 1976

Amendment of Subparagraph (6) of

Section 1.04(I) of Mortgage and Deed of Trust

dated as of February 1, 1945

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of the 26th day of October, 1976 between LACLEDE GAS COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, hereinafter sometimes called the “Company”, party of the first part, and MERCANTILE TRUST COMPANY NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, hereinafter sometimes called the “Trustee”, party of the second part.

WHEREAS, there has heretofore been duly executed and delivered the following indenture between the Company and Mississippi Valley Trust Company, to-wit:

An indenture of mortgage and deed of trust, hereinafter sometimes called the “Original Indenture”, dated as of February 1, 1945, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6324 at Page 93 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2078 at Page 12 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 399 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 498 at Page 1 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 480 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 551 at Page 593 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 629 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 1 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 451 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 503 at Page 606 and in the office of the Recorder of Deeds of Parish of Sabine, Louisiana, under Reg. No. 227380 in Mtg. Book 108 at Page 252 and in the office of the Recorder of Deeds of Parish of DeSoto, Louisiana, under Reg. No. 378626 in Mtg. Book 115 at Page 576 and in the office of the Recorder of Deeds in Parish of St. Mary, Louisiana, under Reg. No. 124892 in Mtg. Book 343 at Page 163 and in the office of the Recorder of Deeds of Parish of Red River, Louisiana, under Reg. No. 128417 in Mtg. Book 75 at Page 318-A and is filed in the office of the Secretary of State of the State of Missouri under filing number 26,557; and

WHEREAS, Mercantile Trust Company National Association, the party of the second part to this Fourteenth Supplemental Indenture, is the present Trustee under the Original Indenture, being the successor to Mercantile Trust Company which was the corporation resulting from a consolidation on August 31, 1951, to which Mississippi Valley Trust Company, the original Trustee, was a party; and

WHEREAS, the Original Indenture has been supplemented upon the issuance of additional bonds thereunder, the most recent supplement, the Thirteenth Supplemental Indenture, having been executed as of June 1, 1975 and recorded as follows:

In the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 70M at Page 2061 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6796 at Page 1447 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 411 at Page 9 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 704 at Page 1739 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 481 at Page 292 and in the office of the Recorder of

Deeds of Ste. Genevieve County, Missouri, in Book 124 at Page 225 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 624 at Page 359 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 242 at Page 234 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 86 at Pages 483-532 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 547 at Page 300 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 130 at Page 416 and in the office of the Recorder of Deeds of Wheeler County, Texas, in Trust Vol. 59 at Page 649 and in the office of the Recorder of Deeds of Parish of Sabine, Louisiana, under Reg. No. 227382, Mtg. Book 108 at Page 478 and in the office of the Recorder of Deeds of Parish of DeSoto, Louisiana, under Reg. No. 378628, Mtg. Book 115 at Page 803 and in the office of the Recorder of Deeds in Parish of St. Mary, Louisiana, under Reg. No. 124894, Mtg. Book 343 at Page 293 and in the office of the Recorder of Deeds in Parish of Red River, Louisiana, under Reg. No. 128419, Mtg. Book 75 at Page 546 and is filed in the office of the Secretary of State of the State of Missouri under filing number 397857; and

WHEREAS, the following acts and proceedings have occurred:

(a) By resolution adopted on February 20, 1976 the Company’s Board of Directors requested the Trustee to call a meeting of bondholders pursuant to Article XX of the Original Indenture for the purpose of voting upon a resolution to eliminate the restriction on the location of qualified “property additions” in the states of Missouri or Illinois by deleting the words “states of Missouri or Illinois” and inserting in lieu thereof “continental United States”.

(b) The requested meeting was duly called by the Trustee which has certified to the Company that at the adjourned meeting of the holders of the First Mortgage Bonds issued and secured under the Original Indenture, held on July 30, 1976, the following resolution was duly adopted by the affirmative vote of the holders of more than 66 2/3 percent in principal amount of the Bonds outstanding and entitled to vote:

RESOLVED, that the holders of the First Mortgage Bonds of the Company hereby consent that the Company and Mercantile Trust Company National Association, as Trustee (the “Trustee”), enter into a supplemental Indenture amending Subparagraph (6) of Section 1.04(I) of the Indenture dated as of February 1, 1945, as heretofore amended and supplemented, between the Company and the Trustee, by eliminating the restriction on the location of qualified “property additions” in the states of Missouri or Illinois by deleting the words “states of Missouri or Illinois” and inserting in lieu thereof “continental United States.”

(c) By resolution adopted on August 20, 1976, the Company’s Board of Directors approved the foregoing resolution adopted by the bondholders and authorized the execution of this supplemental indenture, which Board resolution has been duly certified to the Trustee;

NOW, THEREFORE, This Fourteenth Supplemental Indenture Witnesseth:

That Subparagraph (6) of Section 1.04(I) of the Original Indenture be and the same is hereby amended by deleting therefrom the words “states of Missouri or Illinois” and inserting in lieu thereof the words “continental United States” so that, as amended, said Subparagraph (6) will read as follows:

“(6) any property located outside of the continental United States”

In Witness Whereof, Laclede Gas Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or a Vice-President, and its corporate seal to be attested by its Secretary or an Assistant Secretary, for and in its behalf; and Mercantile Trust Company National Association, Trustee, party of the second part, in token of its acceptance of the trust hereby created, has caused its name to be hereunto affixed and this instrument to be signed and sealed by a Vice-President, and its seal to be attested by its Secretary or an Assistant Secretary.

LACLEDE GAS COMPANY

By	/s/ L.M. Liberman
President

ATTEST:

/s/
Secretary
(SEAL)

MERCANTILE TRUST COMPANY NATIONAL ASSOCIATION,

Trustee

By	/s/ O.A. Johnson, Jr.
Vice-President

ATTEST:

/s/
Ass’t. Secretary
(SEAL)

State of Missouri	)
City of St. Louis	)	ss.

On this 26th day of October, 1976, before me appeared L. M. Liberman, to me personally known, who, being by me duly sworn did say that he is the President of Laclede Gas Company, the corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said L. M. Liberman acknowledged said instrument to be the free act and deed of said corporation.

In Witness Whereof, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

My commission expires September 24, 1979.

/s/ Dorothy Paffrath
DOROTHY PAFFRATH
Notary for the County of St. Louis which adjoins the City of St. Louis

(SEAL)

State of Missouri	)
City of St. Louis	)	ss.

On this 26th day of October, 1976, before me appeared O. A. Johnson, Jr., to me personally known, who, being by me duly sworn did say that he is a Vice-President of Mercantile Trust Company National Association, the national banking association described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its board of directors, and said O. A. Johnson, Jr., acknowledged said instrument to be the free act and deed of said association.

In Witness Whereof, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.

My commission expires January 24, 1980.

/s/ Dorothy A. Eberhardt
DOROTHY A. EBERHARDT
Notary Public in and for the City of St. Louis, Missouri

State of Missouri	)
City of St. Louis	)	ss.

I, the undersigned, Recorder of Deeds for said City and State, do hereby certify that the foregoing and annexed instrument of writing was filed for record in my office, on the 27th day of October, A.D., 1976, at 9:49 o’clock A.M., and is truly recorded in Book 108M Page 131.

Witness my hand and official seal on the day and year aforesaid.

Francis R. Slay
Recorder

(SEAL)

State of Missouri	)
County of St. Louis	)	ss.

I, the undersigned Recorder of Deeds for said County and State, do hereby certify that the foregoing and annexed instrument of writing was filed for record in my office on the 27 day of October AD 1976 at 9:07 o’clock A.M., and is truly recorded in Book 6907 Page 1970.

Witness my hand and official seal on the day and year aforesaid.

Wm. E. Fauke
Recorder of Deeds

Frank Beekler
Deputy Recorder

(SEAL)

State of Missouri	)
County of Boone	)	ss.

I, the undersigned Recorder of Deeds for said County and State do hereby certify that the foregoing instrument of writing was filed for record in my office on the 1st day of November A.D., 1976 at 11 o’clock and 36 minutes A.M., and is truly recorded in Book 416 page 192.

Witness my hand and official seal on the day and year aforesaid.

Betty Saunders
Recorder

(SEAL)

State of Missouri	)
County of St. Charles	)	ss.

I, the undersigned Recorder of Deeds for said County and State, do hereby certify that the foregoing and annexed instrument of writing was filed for record in my office on the 27th day of October, A.D., 1976, at 1:30 o’clock P.M., and is truly recorded in Book 745, Page 40.

Witness my hand and official seal on the day and year aforesaid.

Arthur A. Tegethoff
Recorder

(SEAL)

State of Missouri	)
County of Jefferson	)	ss.

I hereby certify that this instrument was FILED FOR RECORD at the date and time shown hereon and is recorded in Book 507, Page 669.

RICHARD KING
Recorder of Deeds

MARCELLA WELSHON
Deputy

FILED FOR RECORD at 3 o’clock 08 min. P.M. Oct. 28, 1976.

RICHARD KING
Recorder

(SEAL)

State of Missouri	)
County of Ste. Genevieve	)	ss.

I hereby certify that this instrument was FILED FOR RECORD on Oct. 28, 1976 at 3 o’clock 05 min. P.M. and is recorded in Book 241 Page 279.

VINCENT P. SEXAUER
Recorder of Deeds

JEANETTE BASLER
Deputy

(SEAL)

State of Missouri	)
County of St. Francois	)	ss.

I hereby certify that this instrument was FILED FOR RECORD at the date and time shown hereon and is recorded in Book 654, Page 132.

M. C. KENNON
Recorder of Deeds

VIVIAN THOMAS
Deputy

Filed 10 o’clock 10 minutes A.M. Oct. 28, 1976.

M. C. KENNON
Recorder

(SEAL)

State of Missouri	)
County of Iron	)	ss.	IN THE RECORDER’S OFFICE

I, Roberta Miller, Recorder of said County, do hereby certify that the within instrument of writing was, on the 28th day of October A.D. 1976, at 1 o’clock 30 minutes P.M., duly filed for record in this office, and is recorded in the Records of this office, in Book 248 at Page 795.

In Witness Whereof, I have hereunto set my hand and affixed my official seal, at Ironton, Missouri this 10th day of November A.D. 1976.

ROBERTA MILLER
Recorder

(SEAL)

State of Missouri	)
County of Madison	)	ss.

I, the undersigned, Recorder of Deeds for Madison County, Missouri hereby, certify that the foregoing instrument of writing was Filed for record in my office on the 28th day of October A.D. 1976 at 1:00 o’clock P.M. and is truly recorded in Book 89 Pages 694-700.

Witness my hand and official seal on 28th day of October 1976.

DONALD E. PHIPPS
Recorder

(SEAL)

State of Missouri	)
County of Butler	)	ss.

I hereby certify that this instrument was FILED FOR RECORD at the date and time shown hereon and is recorded in Book 565, Page 57.

ROBERT A. SEIFERT
Recorder of Deeds

Filed for record this 28th of October A.D. 1976 at 2 o’clock 25 minutes P.M.

ROBERT A. SEIFERT
Recorder

(SEAL)

Fourteenth Supplemental Indenture dated as of October 26, 1976, by Laclede Gas Company to Mercantile Trust Company National Association, filed in the Office of the Secretary of State, State of Missouri under the Uniform Commercial Code at 9:50 o’clock A.M., November 1, 1976 under Filing Number 479397.

State of Oklahoma	)
County of Beckham	)	ss.

This instrument was filed for record on the 15 day of Nov., 1976 at 9 o’clock a.m., and duly recorded in book 315 page 146 of the Mtg. records of this office.

PAULINE CARTER
County Clerk

PAULINE CARTER
Deputy

The State of Texas	)
County of Wheeler	)	ss.

I, Mary Wofford, County Clerk, in and for said County, do hereby certify that the foregoing instrument with its certificate of authentication was filed for record in my office the 4 day of November, 1976 at 11:00 o’clock A.M. and duly recorded in the Deed Records of said County in of Trust Vol. 260 on Page 991. Witness my hand and seal of the County Court of said County at office in Wheeler, Texas, the day and year last above written.

MARY WOFFORD
Clerk, County Court, Wheeler County, Texas

SALLY LEDBETTER
Deputy

(SEAL)

State of Louisiana	)
Parish of Sabine	)	ss.

I, Dollie Knippers, Dy. Clerk of Court in and for the Parish and State aforesaid, do hereby certify that the following instrument was filed on October 29, 1976, under the Registry Number indicated and that same has been recorded in the Mortgage Records as set out below, to wit:

Fourteenth Supplemental Indenture dated as of October 26, 1976, from Laclede Gas Company to Mercantile Trust Company National Association, as Trustee:

Reg. No. 233001, Mtg. Book 114, Page 208.

This 29th day of October, 1976.

DOLLIE KNIPPERS
Cy. Clerk of Court in and for the State and Parish first hereinabove stated.

State of Louisiana	)
Parish of DeSoto	)	ss.

I, Beverly Bolton, Deputy Clerk of Court in and for the Parish and State aforesaid, do hereby certify that the following instrument was filed on October 29, 1976, under the Registry Number indicated and that same has been recorded in the Mortgage Records as set out below, to wit:

Fourteenth Supplemental Indenture dated as of October 26, 1976, from Laclede Gas Company to Mercantile Trust Company National Association, as Trustee:

Reg. No. 389929, Mtg. Book 122, Page 15.

This 29th day of October, 1976.

BEVERLY BOLTON
Cy. Clerk of Court in and for the State and Parish first herein above stated.

State of Louisiana	)
Parish of St. Mary	)	ss.

I, Sylvia L. Chauvin, Deputy Clerk of Court in and for the Parish and State aforesaid, do hereby certify that the following instrument was filed on October 29th, 1976, under the Registry Number indicated and that same has been recorded in the Mortgage Records as set out below, to wit:

Fourteenth Supplemental Indenture dated as of October 26, 1976, from Laclede Gas Company to Mercantile Trust Company National Association, as Trustee:

Reg. No. 129,850, Mtg. Book 360, Page 593.

This 29th day of October, 1976.

SYLVIA CHAUVIN
Dy. Clerk of Court in and for the State and Parish first herein above stated.

State of Louisiana	)
Parish of Red River	)	ss.

I, Judith W. Spruill, Chief Deputy Clerk of Court in and for the Parish and State aforesaid, do hereby certify that the following instrument was filed on October 29, 1976, under the Registry Number indicated and that same has been recorded in the Mortgage Records as set out below, to wit:

Fourteenth Supplemental Indenture dated as of October 26, 1976, from Laclede Gas Company to Mercantile Trust Company National Association, as Trustee:

Reg. No. 131,795, Mtg. Book 79, Page 21.

This 29th day of October, 1976.

JUDITH W. SPRUILL
Chief Deputy Clerk of Court in and for the State and Parish first hereinabove stated.